Exhibit 10.04

                                     LEASE


     THIS INDENTURE, made this 15 day of February, A.D. 1983, by and between CMD SOUTHWEST, INC., an Arizona corporation, (hereinafter, for convenience, referred to as the "Lessor"), party of the first part and NELCO PRODUCTS, INC., a corporation organized and existing by and pursuant to the laws of the state of Delaware and will promptly qualify to do business in the State of Arizona, (hereinafter, for convenience, referred to as the "Lessee"), party of the second part;

                                  WITNESSETH:

                                   ARTICLE I


THE LEASED PREMISES,
FIXTURES AND EQUIPMENT:

     SEC. 101 THE LEASED PREMISES. That the Lessor, for and in consideration of TEN DOLLARS ($10.00), to it in hand paid by the Lessee, the receipt whereof is hereby acknowledged; and in consideration of the agreements, conditions, covenants and obligations to be kept, fulfilled, observed or performed by the Lessee, does hereby demise and lease, and the Lessee does hereby take and rent from the Lessor, in "As Is" condition (except as is otherwise set forth herein), and upon the terms herein set forth, approximately Fifty-one Thousand Nine Hundred Eighty-one (51,981) square feet of land, more specifically described on Exhibit "All attached hereto, which Exhibit is by this reference expressly made a part hereof, together with a building located thereon containing approximately Twenty-two Thousand Three Hundred Thirty-eight (22,338) square feet respectively and including all easements, improvements, tenements, appurtenances, hereditaments, fixtures, rights and privileges thereto belonging, or in any way appertaining and subject to any, restrictions. easements and encroachments as described herein and to any zoning ordinances, laws, rules or regulations of any Public Authority, now or hereafter in effect, relating to or affecting the Demised Premises; including, without limitation, all those indicated on Exhibit "A" and Schedule "6".

     The Demised Premises are commonly known as 1130 W. Geneva Drive, Tempe, Arizona 85282.

     SEC. 102:1. BUILDING FIXTURES AND EQUIPMENT. All fixtures, machinery and equipment which are necessary to the general operation and maintenance of the Demised Premises and which are now in the Demised Premises, shall be the property of the Lessor, whether owned by Lessor at the commencement of the term, subsequently purchased by Lessor, or required to be purchased by Lessee in accordance with the provisions of this Lease. Without in any way limiting the generality of the aforegoing, all electric power panels, lighting fixtures, plumbing, heating and air-conditioning equipment presently located in the Demised Premises shall be considered necessary to the general operation and maintenance of the Demised Premises.

     SEC. 102:2. TRADE FIXTURES. All trade fixtures, machinery, non-structural partitions and other equipment and items which are supplied, installed and used by Lessee in the conduct of its business, including process machinery and equipment, process piping and process electric switch gear (other than replacement of building equipment referred to above), which may hereafter be installed therein, shall be the property of Lessee and may be removed by Lessee at any time prior to or upon termination of the Lease, whether by lapse of time or otherwise; provided the Lessee is not, at any such time, in default of any of the terms or conditions of this Lease. Lessee shall remove, on demand by Lessor and at Lessee's expense, any and all such items at the termination of the Lease term, whether by lapse of time or otherwise, and repair any damage caused by such removal, restoring the Demised Premises to their condition prior to the installation of all such items or any of them.

     SEC. 103. "DEMISED PREMISES" and "IMPROVEMENTS" DEFINED. "Demised Premises" shall mean the premises described in Exhibit "A" and shall include any and all Improvements, now or hereafter, located or constructed thereon.

     "Improvements" shall mean all Buildings and other Improvements, now or hereafter located or constructed on the Demised Premises, including the Building, fixtures and equipment on such premises which are the property of Lessor as above described.


                                   ARTICLE 2


TERM POSSESSION:

     SEC. 201.  TERM.  The term of this Lease shall be for a period of Five
(5) years, commencing upon March 1, 1983, and ending February 29, 1988, subject however to Lessee's options to extend the term as provided in
Schedule 4.

     SEC. 202. HOLD-OVER TENANCY. In the event the Lessee remains in possession of the Demised Premises after the expiration of the term of this Lease, or any extension hereof, without written consent of Lessor, the Lessee shall then be obligated to pay double the rate of the then current annual rent as set forth herein, in equal installments on the first day of each calendar month, for so long as the Lessor is willfully kept out of possession of the Demised Premises. No such payment, nor the acceptance thereof, shall in any way constitute a waiver of the rights of Lessor to dispossess the Lessee and, recover possession of the Demised Premises and the just and former estate of the Lessor and to bring any action for damages suffered by Lessor on account of Lessee's failure to vacate the Premises.

     Notwithstanding the foregoing, in the event there is a dispute as to the "Market Rental", as such term is hereinafter defined, or if such "Market Rental" has not been determined prior to the time within which Lessee must exercise its second option to extend, as provided in Schedule 4, Lessee may elect to extend the then term of this Lease one (1) additional month on the Same terms and conditions and at the same rental as Lessee is then paying, by notifying Lessor of such election not less than sixty (60) days prior to the expiration of this Lease.


                                   ARTICLE 3

RENTAL:

     SEC. 301. RENTAL. The Lessee hereby covenants and agrees with the Lessor, as follows:

     To take and accept said demise and lease of the Demised Premises on the terms as herein set forth and to pay as Annual Net Basic Rent for said Demised Premises during the first three (3) years of the term of this Lease, the sum of Sixty-eight Thousand Three Hundred Fifty-four Dollars and Twenty-eight Cents ($68,354.28). Thereafter, the Annual Net Basic Rent to be paid for the Demised Premises during the next two (2) successive three (3) year periods and during the tenth (10th) year of the Lease, for so long as this Lease continues in full force and effect, shall be the greater of the following:

     (a) Sixty-eight Thousand Three Hundred Fifty-f our Dollars and Twenty-eight Cents ($68,354.28); or


     (b) An amount equal to the product of W the Annual Net Basic Rent payable with respect to the thirty-six (36) month period immediately preceding the March I as of which the adjustment is being made and (h) a fraction which has as its denominator the All Item Revised Consumer Price Index for All Urban Consumers - United States City Average (1967-100), issued by the Bureau of Labor Statistics, U.S. Department of Labor, published for the March thirty-six (36) months prior to the March as of which the adjustment is being made and, as its numerator, the sum of (A) said Index published for the March thirty-six (36) months prior to the March as of which the adjustment is being made and (B) fifty percent (50%) of the difference between (aa) said Index published for the March as of which the adjustment is being made and (bb) said Index published for the March thirty-six (36) months prior to the March as of which the adjustment is being made. Each adjustment as of a March 1 of a given year shall be applicable for the next succeeding thirty-six (36) months of the term of this Lease, except the adjustment for the period commencing March 1, 1992, shall be effective for the next succeeding twelve (12) months.

The Annual Net Basic Rent due to be paid to Lessor for said Demised Premises during the eleventh (1lth) through the fifteenth (15th) years of the term of this Lease, shall be the "Market Rental", as that term is hereinafter defined. The Market Rental will be equal to the product of 22,338 multiplied by the market rate of rent per square foot for comparable warehouse/office space for a comparable lease term on the commencement date of the option term (hereinafter referred to as "Market Rate"). The Market Rate will be determined as hereinafter set forth without regard to (a) the rate of rent Lessee is then paying for the Demised Premises, and (b) the value of Lessee's improvements and trade fixtures. In the event Lessee desires to consider exercising its second option to extend as set forth in
Schedule 4, Lessee shall submit to Lessor nine (9) months prior to the expiration of the then existing lease term, a written statement setting forth the Lessee's proposed Market Rate, which statement shall include the method used and assumptions made in arriving at such a rate. Lessor shall within twenty (20) days of receipt of the statement accept or reject the same or submit a revised statement of Market Rate which statement shall include the method used and assumptions made in arriving at such a rate. If Lessor accepts Lessee's statement of Market Rate, Market Rate shall be determined as set forth therein and Lessee shall, in the event it exercises its option to extend, pay to Lessor during the eleventh (11th) through the fifteenth (15th) years of the term of this Lease, Annual Net Basic Rent equal to the product of Market Rate times 22,338 square feet. If Lessor elects to submit a revised statement, Lessee shall within ten (10) days of receipt thereof either accept or reject the same. If Lessee accepts Lessor's revised statement of Market Rate, Market Rate shall be determined as set forth therein and Lessee shall, in the event it exercises its option to extend, pay to Lessor Annual Net Basic Rent determined as set forth above in this paragraph. If, however, Lessor rejects Lessee's statement of Market Rate or Lessee rejects Lessor's revised statement of Market Rate, the rejecting party shall name and appoint an independent M.A.I. appraiser and give written notice thereof to the non-rejecting party within five (5) days of the date of such rejection. The non-rejecting party shall, within five
(5) days of the receipt of said notice of rejection, name and appoint another appraiser and give the rejecting party written notice thereof. Thereafter, said appraisers shall select a third appraiser. If said appraisers are unable to agree on the selection of a third appraiser within five (5) days, they shall jointly petition the Superior Court of the County of Maricopa, Arizona, for the appointment of a third appraiser. Thereupon, the said appraisers shall independently determine the market rate for leasing the Demised Premises. Their respective written reports of Market Rate shall be submitted to Lessor and Lessee not later than seven (7) months prior to the expiration of the then term or on such later date as Lessor and Lessee may mutually agree. Upon delivery of the aforesaid written reports of value, the Market Rate shall be computed as follows: (a) average the three appraisals and disregard the appraisal which deviates the greatest from the average; and (b) average the two remaining appraisals. The average of the two remaining appraisals shall constitute the Market Rate and shall be binding upon the Lessor and Lessee. In the event Lessee then exercises its option to extend, the exercise of which shall take place six (6) months prior to the expiration of the then existing lease term, Lessee shall pay to Lessor as provided herein Annual Net Basic Rent during the eleventh (11th) through the fifteenth (15th) years of the term of this Lease equal to the product of Market Rate times 22,338 square feet. The Lessor and Lessee shall each bear the fees, cost and expense of the appraiser selected by it, and the fees, costs and expenses of the appraiser appointed by the parties' appraisers shall be shared equally by Lessor and Lessee. Either party's failure to fully comply in a timely fashion with the provisions regarding determination of Market Rate shall be deemed an abandonment of this method of determining rental, and the Market Rate shall be determined solely by the nondefaulting party's appraiser. Thereafter, the Annual Net Basic Rent to be paid for the Demised Premises during the sixteenth (16th) through the twentieth (20th) years of the Lease shall be the greater of the following:

     (a)    The Market Rental (as determined hereinabove); or

     (b) An amount equal to the product of the Market Rental multiplied by a fraction which has as its denominator the All Item Revised Consumer Price Index for All Urban Consumers -- United States City Average (1967--100), issued by the Bureau of Labor Statistics, U.S. Department of Labor, published for the month of March, 1993, and as its numerator, said Index published for the month of March, 1998.

     In the event that the Price Index hereinabove referred to ceases to incorporate a significant number of items contained therein in the Index last published prior to March 1, 1983, or if a substantial change is made in the method of establishing such Index, then the Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing such Index. In the event that such Index (or a successor or substitute Index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Index, shall be used in lieu of such Index.

     All such rental required herein shall be paid in then lawful money of the United States of America in equal monthly installments; one installment to be paid upon the first day of each and every calendar month during the term hereof to the Lessor at such place as may, from time to time, be designated by them; and in the absence of such designation, at the last known office of the Lessor in Tempe, Arizona.

     Notwithstanding anything herein to the contrary, it is the intent of the parties that Lessee may use and occupy the Demised Premises during March and April, 1983, without the payment of Annual Net Basic Rent, subject however to all other terms and conditions of this Lease, including without limitation, the obligation to pay taxes, insurance and maintenance as set forth herein.

     It is intended that the rent provided for in this Lease shall be an absolutely net return to Lessor for the term of this Lease, and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Demised Premises including, without limitation, any taxes and assessments, now or hereafter imposed upon or related to the Demised Premises, commonly known as real estate taxes, general or special or improvement assessments, and any taxes and assessments, whether by way of an income tax or otherwise which may be levied, assessed or imposed by the State in which the Demised Premises are located, or by any political or taxing subdivision thereof, upon the income arising from the rents provided herein in lieu of or as a substitute for taxes or assessments imposed upon or related to the Demised Premises and commonly known as real estate taxes; and that Lessee, and not Lessor, shall be required to, and shall pay, such taxes and assessments, but not to pay any other income tax, or franchise, gift, estate or transfer tax which may be levied against the Lessor, or any of Lessor's interest or mortgage payments, Lessor's expenses in negotiating this Lease, or management fees, if any, paid by Lessor to third parties.


                                   ARTICLE 4

TAXES, ASSESSMENTS, UTILITY CHARGES,
INSPECTION FEES AND LIENS:

     SEC. 401.   TAXES, ASSESSMENTS.  The Lessee shall pay as additional
rent, during the full term hereof, all taxes; including, without limitation, ad valorem general real estate taxes, installments of assessments, general and special, and all other public charges levied upon or assessed against and properly attributable to the Demised Premises, or any part thereof, or arising by reason of the existence, occupancy, use or possession of the Demised Premises, or the business carried on therein, including, without limitation, the Arizona Rental Income Tax, all of which are hereinafter, collectively referred to as "Taxes"; but not to pay any other income tax, or franchise, gift, estate or transfer tax which may be levied against the Lessor.

     The Lessee shall pay to Lessor, contemporaneously with the monthly rent payments One Twelfth (1-12th) of the estimated annual Taxes, such estimate to be made by Lessor. Upon receipt of the real estate tax bills each year the Lessor will make payment thereof and promptly provide Lessee with a copy of the receipted tax bill.

     Adjustments of amounts (credit or debit) shall be made between the parties within thirty (30) days of the receipt by Lessor, of any such bill. All Taxes shall be prorated for the first and last years of the term hereof and any extension or renewal thereof. Proration with respect to the Taxes for the last year of the term shall be made on the basis of the last available tax bill, provided, however, that upon receipt of the tax bill an appropriate adjustment shall be made.

     SEC. 402.   UTILITY CHARGES.  Lessee shall secure service and pay all
charges for water, electricity, gas, telephone and any and all other utility services furnished to the Demised Premises.

     The Lessor, the Public Authorities and the Utilities servicing or located on the Demised Premises shall, at all reasonable hours, by its or their agents or employees, have the right to install, repair and replace the utility conduits, meters and other facilities located on the Demised Premises; it being understood and agreed, however, that the Lessor shall not be liable for the care, upkeep or maintenance of such facilities.

     SEC. 403. LICENSES, PERMITS AND FEES. All licenses, permits and fees of any kind or character whatsoever, imposed by the City, County, State or Federal Government, or any other governmental unit or Public Authority which are necessary for Lessee to conduct or operate its business or for inspection of the Demised Premises, or any part thereof during the term hereof, shall be paid promptly by Lessee prior to delinquency.

     SEC. 404. MECHANIC'S LIENS. Lessee shall not permit any liens to stand against the Demised Premises for any labor or material in connection with work of any character performed or claimed to have been performed on the Demised Premises at the direction or sufferance of Lessee (except work done by or at the direction of Lessor), whether such work was performed or furnished prior to, or subsequent to the commencement of the term of this Lease.




     In the event of any such lien attaching to the Demised Premises, Lessee will promptly notify Lessor of such event promptly upon Lessee's receipt of notice of same, and Lessee will pay off the same and have such lien released of record or shall bond over same within Thirty (30) days of Lessee's receipt of notice of the filing of such lien of record.

     SEC. 405. PAYMENT BY LESSOR. If at any time, any tax, assessment, charge, rate, fee or inspection fee, generally or specifically charged or assessed against and properly attributable to said Demised Premises shall become due or payable and the Lessee shall not pay the same or have paid same to Lessor;, or, in the event any lien for labor or material shall not be released of record or bonded over by Lessee as required by SEC. 404, the Lessor may, at its option, pay the same at any time thereafter without inquiring into the validity thereof, and the amount of any and all such payments so made by the Lessor (with interest thereon at Eighteen Percent (18%) per annum from and after the date paid by Lessor) shall be and hereby is declared to be so much additional and further rent for the Demised Premises, due from and payable by the Lessee with the next installment of rent and may be collected in the same manner as other rents due hereunder; provided, however, that subject to the further provisions hereinafter set forth, Lessee shall have the right, at Lessee's expense, to contest in good faith the validity of any Taxes, assessments, charges, liens, rates or fees so specifically charged or assessed against the Demised Premises; provided, however, that Lessee notifies Lessor in writing of Lessee's intention to so contest within Thirty (30) days in advance of the date such Taxes, assessments, charges, liens, rates or fees against the Premises were due and payable; and further provided that such contest is commenced within Thirty
(30) days of the date of such notice.

     SEC. 406. CONTEST. In the event Lessee desires to contest any Taxes, assessments, charges, liens, rates or fees herein provided, it shall do so by paying the amounts under protest, or shall provide for the payment thereof, together with all penalties, interest, costs and expenses, by the deposit of a sufficient sum of money to be held in escrow by Lessor or, at the option of Lessor, by a good and sufficient undertaking as may be required or permitted by law, all to the end that no delinquency or proceedings based upon delinquency shall in anyway affect the title or interest of Lessor in the Demised Premises.

     Lessee agrees that it will prosecute any such contest with due diligence and in the event any such contest be adjudicated adversely to Lessee, that Lessee will, within Thirty (30) days after final determination, or within the time provided for in such adjudication, whichever is sooner thereof, pay the full amount of any such Taxes, assessments, charges, liens, rates or fees, or other obligations (not paid by Lessee to Lessor) which may have been the subject of such contest as so determined, together with all interest and penalties, costs and charges which may be payable in connection therewith and satisfy and cause the release of the same of record.



















     Lessee shall keep the Lessor notified, from time to time throughout the period of its pendency, as to the progress and status of any such contest. If a final determination is not had within Three (3) years from the date of instituting any such contest, or in the event of any default of the Lessee, pursuant to the terms of this Lease, which is not cured within the applicable cure period provided in SEC. 1101, Lessor, at its option, may pay out of any funds held in escrow any such Taxes, assessments, charges, liens, rates or fees which may be under contest, together with all penalties, interest charges and other expenses whatever in connection with such contest.

     In the event the funds so held are insufficient to pay and satisfy the same, Lessor, at its option, may pay any deficiency and any amount so paid will be reimbursed by Lessee as additional rent due hereunder, promptly upon demand, notwithstanding any previous termination of the term of this Lease by lapse of time or otherwise, with interest at Eighteen Percent (18%) per annum from date of expenditure by Lessor.

     Nothing contained in this agreement shall be construed to authorize Lessee to create or incur on behalf of Lessor any liability, indebtedness or obligation whatsoever. Anything herein to the contrary, notwithstanding, Lessee shall defend, completely indemnify and hold Lessor forever harmless from any and all consequences of any such Taxes, assessments, charges, liens, rates or fees, or any contest thereof which were the obligations of Lessee to pay hereunder.


                                   ARTICLE 5

INSURANCE:

     SEC. 501. PROPERTY INSURANCE. The Lessee covenants and agrees that immediately upon the commencement of the term hereof, Lessee will cause, at Lessee expense, the Building and Improvements placed on the Demised Premises by the Lessor, including any and all additions thereto, to be insured for full replacement cost against loss or damage by fire, lightning and other casualty covered by the provisions of endorsements for Extended Coverage and Special Extended Coverage, to include the peril of collapse, vandalism and malicious mischief, replacement cost, and will keep insurance to the full replacement value, as reasonably determined by Lessor from time to time, of the Building and Improvements placed on said Demised Premises by Lessor, including any and all additions thereto, in full force and effect during the term hereof so long as this Lease is in effect, including all extensions hereof.

     No such policy of insurance shall include either the contents of the Building located on the Demised Premises or any other property of the Lessee or any third party except as a separate stated item of insurance, separate and in addition to the coverage which shall apply exclusively to Lessor's Building and other Improvements owned by Lessor. All such policies shall provide that Lessor and any Mortgagee(s) shall be the insureds as their interests appear, and shall further provide that any loss shall be payable to Lessor and any Mortgagee(s) notwithstanding any act or omission of Lessee which might otherwise result in a forfeiture or reduction of said insurance.

     In addition, Lessee shall maintain steam boiler insurance in such amounts as Lessor may from time to time reasonably require on all steam boilers, pressure boilers or such apparatus as Lessor may deem necessary to be covered by such insurance, if any.

     The Lessee will not place, nor permit to be placed, any other policies of insurance upon the Building or other Improvements placed upon Demised Premises by Lessor without advance written permission of Lessor and without Lessor and Lessor's Mortgagee(s) as a named insured, provided, however, that nothing herein shall be construed as limiting in any way the manner in which Lessee insures its property placed within the Demised Premises.

     SEC. 502. PUBLIC LIABILITY INSURANCE. Lessee, at Lessee's expense, and for mutual benefit of the Lessor and the Lessee, shall maintain
Comprehensive Public Liability Insurance, covering the Demised Premises in an amount not less than ONE MILLION DOLLARS ($1,000,000). Such insurance shall include the following coverages: premises/operations, independent contractors, personal injury, broad form property damage and contractual liability.

     SEC. 503. INSURANCE GENERALLY. All insurance policies shall be with companies reasonably satisfactory to Lessor and shall provide for at least Thirty (30) days mandatory advance written notice to Lessor before cancellation, reduction or other amendment and the property policies shall, upon request of Lessor, contain a standard mortgage clause. Certificates evidencing such insurance shall be delivered by Lessee to Lessor at the commencement of the term of this Lease and all subsequent amendments and endorsements shall be promptly delivered to Lessor. Statements for premiums on such policies shall be sent to and paid by Lessee.

     In the event Lessee shall refuse or fail to provide the insurance coverage herein required or to provide evidence of such coverage as herein described, the Lessor may, at its election, but with no obligation so to do, procure and, from time to time, renew such insurance and all amounts expended therefor with interest thereon at Eighteen Percent (18%) per annum from the respective dates of such expenditures shall be so much additional rent hereunder due from the Lessee on demand.

     Lessee agrees to indemnify the Lessor for any loss suffered as the result of the exercise of any deductible feature that may be incorporated in the insurance contract and Lessor hereby reserves the right to disapprove the amount and provisions of any such deductible feature. Lessee agrees to be a self insurer as to such deductible amounts and further agrees to pay such amounts to Lessor in the same manner as though such insurance policies did not contain deductible provisions.


                                   ARTICLE 6

USE AND CONDITION OF
THE DEMISED PREMISES:

     SEC. 601. DEMISED PREMISES. Lessee shall not breach or suffer the breach of any of the conditions, agreements and restrictions affecting the Demised Premises and described herein, and shall defend, completely indemnify and hold Lessor forever harmless from all consequences of any such breach.

     Lessee may use and occupy the Demised Premises for light manufacturing, (including mass lamination, manufacturing of copper clad boards, printing and etching of copper clad laminated boards and the manufacturing of pre-
preg), storage, assembly, distribution and for offices in connection therewith; provided, however, that Lessee shall strictly comply with all present and future laws, ordinances and regulations of Public Authorities, as well as all insurance underwriting and inspection and rating requirements, now or hereafter in any manner affecting the use of the Demised Premises, the sidewalks, alleys, driveways and parkways adjacent thereto, if any, or any building thereon, or the use thereof. Lessee shall not permit any unlawful occupation, business, trade or nuisance to be conducted on the Demised Premises, or any use to be made thereof contrary to any law, ordinance or regulation. Without in any way limiting the generality of the aforegoing, Lessee will not, at any time, store any material or equipment of any kind or character outside the buildings located on the Demised Premises except in strict compliance with all applicable ordinances, laws or regulations of any governmental unit or Public Authority having jurisdiction.


     Lessee, at the sole cost and expense of Lessee, shall have the right to contest the validity of any such rules, laws, ordinances or regulations affecting the use of the Demised Premises; provided, however, in any event, that Lessee shall defend, completely indemnify and hold the Lessor forever harmless from all consequences of any such contest and the violation of any such rule, law, ordinance or regulation.

     Lessee will not use or permit to be used upon or in said Demised Premises or any building thereon anything that will invalidate any policy of insurance at any time insuring the Demised Premises, or any building(s) or improvements thereon, nor shall Lessee permit any dangerous condition to exist on the Demised Premises for which appropriate and sufficient safeguards have not been taken.

     Lessee shall not cause or suffer any signs to be erected upon the Demised Premises, nor upon any building(s) or improvements located thereon without the prior written approval of Lessor, which shall not be unreasonably withheld.

     Anything herein to the contrary, notwithstanding, Lessee shall not at any time overload any structural member (including, by way of illustration and not limitation, all roofs, columns, walls, beams, trusses and floors) of the building located on the Demised Premises; nor shall Lessee cause or suffer the demolition of the building(s) or improvements, or any part(s) thereof (except as provided in SEC. 603) without the prior written approval of Lessor.

     The Lessee further covenants and agrees that the entry into occupancy of the Demised Premises by the Lessee shall constitute an acknowledgment that the same and the buildings) and improvements thereon have been received by the Lessee in first-class condition and repair, subject to the warranties set forth herein.

     Lessor warrants and guarantees that the following shall be free from defects in material and workmanship to and including the periods set forth:

     Roof:       June 8, 1984;
     Structural  (foundation and exterior bearing walls) and mechanical and
                 electrical systems (HVAC):    June 8, 1983;
     Plumbing:   June 8, 1983, provided however that drains are guaranteed
                 to be free and clear flowing only at time of occupancy.

     SEC. 602. MAINTENANCE. During the term of this Lease and any extensions thereof, the Lessee shall maintain and preserve the Demised Premises and improvements thereon; including, without limitation, the interior and exterior of all Buildings thereon in first-class condition making all repairs, replacements and restorations necessary for such maintenance and preservation: including, without limitation, tuckpointing, painting, glass replacement, glazing caulking and the repair, replacement and restoration of the roof covering, docks, landscaping and parking areas. All repairs, replacements and restorations shall be in quality at least equal to the original construction.

     At the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Demised Premises to the Lessor in first-class condition and repair as obtained therein at the commencement of the term of this Lease subject, however, to the loss or damage due to any casualty to the extent actually covered by then valid, in force, insurance policies to be obtained by Lessee as herein set forth, and normal wear and tear. Lessee shall be liable for any detoxification or other corrections which may be required by the Environmental Protection Agency or any other applicable public authority. Anything herein to the contrary, notwithstanding, Lessee will not suffer any waste to occur on the Demised Premises and will make every reasonable effort to prevent the Demised Premises from falling into disrepair; including, without limitation, the prompt performance of all repair, replacement and restoration obligations of Lessee as herein set forth.
     SEC. 603. ALTERATIONS. Lessee shall make no material alterations to the Demised Premises without prior written approval of Lessor, which shall not be unreasonably withheld. Lessor acknowledges that Lessee intends to penetrate the floor, may make changes in the elevation of portions of the floor and may penetrate the roof for lighting, ventilation, the construction of a treater tower and the heating and cooling of the Building within the Demised Premises in connection with Lessee's improving the Building within the Demised Premises and that such changes are acceptable provided they are properly engineered. Lessee shall remove, on demand by Lessor and at Lessee's expense, any and all alterations at the termination of this Lease, whether by lapse of time or otherwise, and shall repair any damage caused by such removal, restoring the Demised Premises to their condition prior to the making of any such alterations, or any of them.

     Any and all alterations, additions and improvements made to or placed upon the Demised Premises by the Lessee, or suffered by Lessee to be made to or placed upon the Demised Premises, as well as all fixtures and articles of personal property attached to or made a part of the Demised Premises, which Lessee has not removed or been required to remove by Lessor, shall immediately become the property of the Lessor at the termination of this Lease and shall be surrendered to the Lessor.

     Subject to the provisions hereinabove set forth, the Lessee may expend such additional sums of money upon the Demised Premises, the Building and Improvements on said Demised Premises as the Lessee may desire, with the full understanding that such additional sums so paid shall not be deducted from or set off against any rents or other payments due hereunder.

     SEC. 604. LESSOR'S RIGHT TO INSPECT AND REPAIR. Lessor, its agents and employees shall have the right, at any reasonable time, after notice to Lessee, to enter upon the Demised Premises to inspect the same, in the presence of an agent of Lessee. In the event Lessee fails to commence such repairs, replacements or restorations as are necessary to maintain the Demised Premises in first-class condition, within Thirty (30) days after notice from Lessor or fails to diligently prosecute the same to completion, the Lessor, at its option, but without any obligation so to do, may make such repairs, replacements, or restorations, and amounts expended for such work by the Lessor shall be reimbursed by the Lessee as additional rent due hereunder, promptly on demand, together with interest at Eighteen Percent (18%) per annum from date of expenditure.

     Anything herein to the contrary, notwithstanding, Lessor shall have the right, at any time, to enter upon the Demised Premises, but without any obligation so to do, in order to effect any repair, replacement or restoration of an emergency nature and Lessee shall reimburse Lessor as additional rent due hereunder, promptly upon demand, for expenditures incurred for such work and if Lessee knowingly denies Lessor such access, Lessee agrees to defend, indemnify And hold forever harmless the Lessor from and against any and all liability, fines, suits, claims, demands, actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character, name or nature due to or arising directly or indirectly out of such emergency, which result from such denial of access.


                                   ARTICLE 7

INDEMNIFICATION AND HOLDING
HARMLESS OF LESSOR:

     SEC. 701. INDEMNIFICATION. To the extent permitted by law, Lessee shall defend, completely indemnify and hold forever harmless the Lessor from and against any and all liability, fines, suits, claims, demands, actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character, name or nature, due to or arising out of:


     (a) Any breach, violation or non-performance of any covenant, obligation, condition or agreement in this Lease set forth and contained on the part of the Lessee to be fulfilled, kept, observed or performed; and/or

     (b) any damage to, loss or destruction of any property arising directly or indirectly out of Lessee's use and occupancy of the Demised Premises; and/or

     (c) any injury to any person(s), including death, resulting at any time therefrom, occurring in or about the Demised Premises and/or the sidewalks, drive and alleyways, parkways, if any, and any and all other appurtenances thereunto appertaining.

     In the event the Lessor is made a party to any action or proceeding which Lessee is required to defend pursuant to the provisions of this Lease, the Lessor shall have the right to appear and to take part in any such action or proceeding by legal counsel of Lessor's choice at Lessor's cost and expense.

     Lessee and Lessor hereby agree to completely indemnify the prevailing party as to all costs and expenses incurred to enforce any of the terms, provisions, conditions or covenants of this Lease; including, but not limited to, attorney's fees.

     Nothing herein shall be construed as obligating the Lessee to indemnify or hold harmless any party from and against the consequences of intentional or negligent act or omission of the party to be indemnified.

     SEC. 702. LOSS OF PROPERTY. Lessee agrees that under no circumstances shall Lessor be liable to Lessee or any third party for any loss of, destruction of, damage to or shortage of any property on the Demised Premises; including, by way of illustration and not limitation, equipment, goods or merchandise placed on the Demised Premises or suffered to be placed thereon by Lessee, it being the intention of the parties hereto that the risk of any and all such loss, destruction, damage or shortage shall be borne by Lessee and Lessee agrees to defend, completely indemnify and hold Lessor forever harmless from and against any and all liability, suits, claims, demands, actions causes of action, losses, costs, damages, judgments and expenses arising out of such loss, destruction, damage or shortage.


                                   ARTICLE 8

DAMAGE OR DESTRUCTION
OF BUILDINGS:

     SEC. 801. DAMAGE OR DESTRUCTION OF BUILDINGS. If any Building or Improvements placed by Lessor on the Demised Premises shall be injured or destroyed by fire or other casualty insured against pursuant to the terms of this Lease, the Lessor will, with due diligence and dispatch, proceed to collect the insurance thereon and if the Lessor elects to repair or restore such Building, the Lessor will apply the insurance monies derived from said polices to such repair and restoration.

     In the event that the monies realized from the insurance policies shall not be sufficient to restore such Building and/or Improvements to their condition immediately prior to such fire or other such casualty, the Lessor may, at the option of Lessor, advance the additional funds necessary therefor, and to the extent that the insufficiency of the insurance proceeds was due to the failure of Lessee to comply with the provisions of this Lease and to the extent of any deductible feature in the insurance coverage to be provided by the Lessee, the Lessee covenants and agrees to repay any such advance to the Lessor as additional rent due hereunder, promptly upon demand, with interest at the rate of Eighteen Percent (18%) per annum from the date of such expenditure.

     In the event Lessor does not elect to repair or restore such Building and/or Improvements within Thirty (30) days after such a casualty, such election to be evidenced by written notice to Lessee within said time period or if the repair or restoration cannot reasonably be accomplished within a period of one hundred twenty (120) days after such casualty, then in either of such events this Lease and the term hereof, may be terminated and cancelled at the election of either party hereto, provided written notice is given to the other party within Ten (10) days after the expiration of the last aforementioned such Thirty (30) day period. Absent such timely notice this Lease shall remain in full force and effect.


                                   ARTICLE 9

RENT ABATEMENT
BECAUSE OF DAMAGE:

     SEC. 901. RENT ABATEMENT BECAUSE OF DAMAGE. In the event the Building and/or improvements on the Demised Premises shall be damaged by fire or other casualty covered by the provisions of the insurance policies then in effect as provided for herein, the Lessee shall not be required to pay rent on any untenantable portion of said Building and the rental reserved hereunder shall be reduced to the proportion that the square foot area of the Building remaining tenantable bears to the square foot area of the original Building. Such rental shall be increased pro rata, from time to time, if and when additional areas of the Building are returned to tenantable condition.


                                  ARTICLE 10

CONDEMNATION:

     SEC. 1001. AWARD. In the event the Demised Premises, or any part thereof, shall be condemned or taken for a public or a quasi-public use, or is sold by Lessor under threat of condemnation, any award made or sales price paid to compensate for the value of the Demised Premises, Building(s) and improvements thereon, or for damages to the remainder thereof shall be paid to the Lessor and Lessee shall have no claim thereto and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to any such compensation or damage awards, providing, however, that Lessee shall have the right to prove in the proceeding and to receive any award which may be made for damages for or condemnation of Lessee's personal property, including trade fixtures and equipment, and relocation costs.

    In the event any or all of the Demised Premises shall be so condemned or taken, the Lessee shall execute and deliver to Lessor, promptly on demand, all documents necessary and proper to evidence the termination of the interest of the Lessee in and to the Demised Premises and this Lease, including, without limitation, a recordable release and cancellation of this Lease and a Quit Claim Deed. The failure of the Lessee to so execute and deliver such documents shall in no way affect such termination of this Lease and the interest of the Lessee in and to the Demised Premises.

    SEC. 1002. REMAINDER SUSCEPTIBLE OF OCCUPANCY. In the event a part of the Demised Premises remains which is susceptible of occupation for the uses set forth herein, this Lease shall, as to the part so taken, terminate as of the date Title shall vest in the condemning authority and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such fractional portion of such rent as the area of the part of the Building located on the Demised Premises remaining after condemnation bears to the area of said Building as of the date of condemnation; and in such event, this Lease shall remain in force and effect and the Lessor shall promptly commence and diligently prosecute to completion the restoration of the Building so that it shall again constitute a complete architectural unit but the Lessee shall be required to pay only that fractional portion of the rent as is provided for hereinabove in this SEC. 1002.

    SEC. 1003. REMAINDER NOT SUSCEPTIBLE OF OCCUPANCY. In the event all of the Demised Premises, or such party thereof be taken or condemned so that there does not remain a portion susceptible for occupancy for the uses set forth herein, this Lease shall terminate upon the date the Title to the part taken vests in the condemning authority and Lessee's obligation to pay rent or to discharge any other obligation hereunder, other than the payment of money then due and damages arising out of any breach of the covenants, conditions or terms hereof by the Lessee, shall cease.

    Notwithstanding anything herein to the contrary, the Demised Premises shall not be deemed "susceptible for occupancy" in the event more than twenty-five percent (25%) of the area of the Building located on the Demised Premises is taken or condemned.


                                  ARTICLE II

DEFAULT, BANKRUPTCY

    SEC. 1101. DEFAULT, BANKRUPTCY. It is mutually agreed and understood by and between the parties hereto that in the event during the term of this Lease, regardless of the pendency of any bankruptcy, insolvency, receivership or reorganization proceedings, in law, equity or before any administrative tribunal, or any other governmental entity which has prevented or which might prevent compliance by Lessee with the terms or provisions of this Lease:

    (1) Lessee shall default in the payment of any installment of rent or other payment required to be made by Lessee pursuant to the provisions of this lease and such default shall continue for Ten
           (10) days after notice of such default from Lessor to Lessee; or

    (2) Lessee shall make default in the provisions of any of the agreements, conditions, covenants or obligations hereunder to be kept, fulfilled, observed or performed by the Lessee and such default shall not be cured within Thirty (30) days after notice of such default from Lessor to Lessee.

           Anything hereinabove to the contrary, notwithstanding, as to any such default except the payment of any rent or other monies reserved herein, in the event the Lessee shall, within said Thirty
           (30) day period, commence the cure of such default and thereafter diligently pursue to completion any such cure as soon as reasonably practicable, the Lessor may not declare the term ended and this Agreement terminated and cancelled; or

    (3) if any voluntary petition or similar pleading under any bankruptcy act or any federal or state law seeking reorganization or arrangement with creditors or adjustment of debts is filed by Lessee, or if any such petition or pleadings is involuntary and Lessee is not discharged thereof within Thirty (30) days after the date of its filing; or

    (4) if Lessee admits its inability to pay its debts or if a receiver, trustee or other appointee of a court, administrative tribunal or other Public Authority is appointed for all or a substantial part of Lessee's property and if such appointment is not vacated within Thirty (30) days after being made; or

    (5) if the leasehold interest of Lessee is levied upon or attached by process of law, and such levy or attachment is not released of record within Thirty (30) days; or

    (6) if Lessee makes an assignment for the benefit of creditors, or if any proceedings are filed by or against Lessee to declare Lessee insolvent or unable to meet its debts and such proceedings are not discharged within Thirty (30) days after the date of their filing; or

    (7) if a receiver or similar type of appointment or court appointee or nominee of any name or character is made for all or a substantial part of Lessee's property and if such receiver is not discharged within Thirty (30) days after appointment;

then, in any such event, Lessor shall have the right, at any time thereafter (but prior to any cure), with or without notice and at Lessor's election, to re-enter and take complete possession of the Demised Premises and any and all improvements then forming part of the Demised Premises and to declare the term of this Lease ended, whereupon this Lease and all the right, title and interest of Lessee hereunder and all of those claiming under Lessee, shall terminate and be of no further force or effect; or, without prejudice to Lessor's rights to re-enter and terminate, to take any action available to Lessor, all without such termination or action affecting Lessor's right of recovery of past due or future rents or other obligations of Lessee hereunder; including, but not limited to, damages arising out of any default on the part of the Lessee.

    Anything herein to the contrary, notwithstanding any payment of rent or any other payment to be made by the Lessee to Lessor, pursuant to the provisions of this Lease, shall bear interest at the rate of Eighteen Percent (18%) per annum from the date payment was due.

    In the event the right, title and interest of Lessee in and to the Demised Premises and this Lease is terminated, whether by lapse of time or otherwise, the Lessee shall execute and deliver to Lessor, promptly on demand, all documents reasonably requested by Lessor to evidence such termination: including, without limitation, a recordable release and cancellation of this Lease and a Quit Claim Deed. The failure of Lessee to so execute and deliver such documents shall in no way affect the termination of this Lease and the interest of the Lessee in and to the Demised Premises.

    SEC. 1102. NO WAIVER. No waiver by Lessor of any default by the Lessee of any of the obligations, agreements, conditions or covenants on the part of the Lessee to be fulfilled, kept, observed or performed hereunder shall be a waiver of any subsequent default or of any other obligation, agreement, condition or covenant, nor shall any forbearance by Lessor to seek a remedy for any default by Lessee be a waiver by Lessor of any of the rights and remedies available to Lessor hereunder or by law granted or permitted, with respect to such or any subsequent default.


                                  ARTICLE 12

TRANSFER, ASSIGNMENT, SUBLEASE

    SEC. 1201. TRANSFER, ASSIGNMENT, SUBLEASE. The Lessee may not assign, transfer, mortgage or pledge this Lease or the interest of the Lessee herein or hereunder or sublet Demised Premises or any portion thereof; without, in each case, the prior written consent of the Lessor which shall not be unreasonably withheld. Any purported assignment, mortgage, transfer, pledge or sublease without the prior written consent of Lessor shall be absolutely null and void and of no legal force or effect.

    SEC. 1202. INCREASED RENT TO LESSOR. As a condition precedent to the approval of any sublease, assignment or any other type of transfer by the Lessee to any third party of all or a portion of its interest in and to the Demised Premises pursuant to the provisions of this Lease, Lessee agrees that it will pay to the Lessor, contemporaneously with the rental payments due hereunder, Fifty Percent (50%) of any increased economic benefit received by Lessee, including, without limitation, rent in excess of the rent reserved herein and in the event less than all of the Demised Premises are so subleased, assigned or transferred in any way, the Lessee shall pay to the Lessor Fifty Percent (50%) of any increase in the square foot rate of rent paid to Lessee by any third party.

    The rent that Lessee pays to the Lessor for the purpose of this Section shall be calculated by dividing the monthly rent reserved herein by the square foot area of the building located on the Demised Premises as stated hereinabove.

    SEC. 1203. LESSOR MAY SELL, MORTGAGE, TRANSFER OR ASSIGN. Lessor shall have the right to sell, mortgage, pledge, hypothecate or in any other manner transfer or assign the interest of the Lessor in the Demised Premises and/or in the Lease, subject to all of the covenants and conditions of and Lessee's rights under this Lease. The term "Lessor", as used in this Lease, means only the owner for the time being of the Demised Premises and in the event of any sale, conveyance or other transfer of the Demised Premises, or the interest of Lessor in the premises of this Lease, the Lessor shall, upon purchaser's assumption, be entirely freed of all covenants and obligations of Lessor hereunder arising after the date of such sale, transfer assignment or conveyance. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee.

    SEC. 1204. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any mortgage or mortgages which at any time may be placed upon the Demised Premises by Lessor, its successors or assigns, and to any replacements, renewals or extensions thereof, provided that the holder of the encumbrance agrees to recognize for himself and its successors and assigns, Lessee's rights hereunder notwithstanding any foreclosure. Lessee agrees, at any time hereafter, on demand, to execute and deliver ) any instruments, releases or other documents that may be required for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or mortgages, subject to the provisions set forth above.

    SEC. 1205. LESSEE'S ESTOPPEL LETTER. Lessee agrees at any time and from time to time upon not less than Ten (10) days prior written request by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying whether this Lease is unmodified and in full force and effect (and if there have been modifications, stating the modifications), and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.


                                  ARTICLE 13

MISCELLANEOUS:

    SEC. 1301. NOTICES. Any notice provided for herein shall be given by registered or certified mail addressed, if to Lessor, as follows:

    CMD SOUTHWEST, INC.
    3225 S. Hardy Drive, Suite 105
    Tempe, Arizona 85282

    with a copy to:

    CMD SOUTHWEST, INC.
    One First National Plaza
    Chicago, Illinois 60603

    Attention:  Law Department


    and if to Lessee, as follows:

    NELCO PRODUCTS, INC.
    1100 East Kimberly Avenue
    Anaheim, California 92801

    Attention:  E. P. Smoot, President

    with a copy to:

    PARK ELECTROCHEMICAL CORPORATION
    475 Northern Boulevard
    Great Neck, New York 11021

    Attention:   Allen Levine, Corporate Controller


    SEC. 1302. CHANGE OF ADDRESS. The person and places to which notices or payments are to be mailed may be changed, from time to time, by Lessor or Lessee upon written notice to the other.

    SEC. 1303. MODIFICATION. This Lease may be modified only by written agreement signed by Lessor and Lessee.

    SEC. 1304. DESCRIPTIVE HEADINGS. The descriptive headings and index of this Agreement are inserted for convenience in reference only and do not constitute a part of this Agreement.

    SEC. 1305. SUCCESSORS AND ASSIGNS. This Lease and the covenants, terms, conditions and provisions hereof, shall be binding upon the respective parties hereto and upon their respective successors, assigns and personal representatives and shall inure to the benefit of said respective parties hereto and their said respective successors, assigns and personal representatives.

    Wherever in this Lease a reference to any of the parties hereto is made, such reference shall be deemed to include, wherever applicable and even though not expressly stated, also a reference to the successors, assigns and personal representatives of such party, as the case may be, the same as if in every case expressly stated.

    The phrase "successors and assigns" is used in this Lease in its broadest possible meaning and includes, in addition to administrators, trustees and conservators; every person, firm, corporation or other entity succeeding to the interest in or to this Lease, or any part thereof, or in or to any real estate, or any part or portion thereof, described or referred to herein or any part hereto, or of any of the successors or assigns of any such party, whether such succession results from the act of a party in interest, occurs by operation of law or is the effect of the operation of law together with any act(s) of any such party or parties.

    SEC. 1306. ENTRY TO SHOW PREMISES. Lessor, its agents or assigns may, from time to time, during the term of this Lease, and each and every extension hereof, enter the Demised Premises at reasonable times, after notice to, and in the company of Lessee, to show the same to prospective buyers or tenants.

    During the last Six (6) months of the term of this Lease or after the occurrence of any default on the part of the Lessee hereunder (and prior to the curing of such default), the Lessor hereby reserves the right to enter the Demised Premises, after notice to and in the company of Lessee, and to place, on the outer walls or roof of any building(s) located thereon and upon any part of the Demised Premises, outside such buildings), "For Sale" and/or "For Rent" signs of a type similar to those used in the area. Lessee agrees not to remove, interfere with, or obstruct the view of any such sign(s).

    SEC. 1307. TIME OF ESSENCE. Time is of the essence of this Lease and in all of the conditions, obligations, agreements, provisions, terms and covenants hereof.

    SEC. 1308. RESOLUTIONS. Lessee and Lessor shall, contemporaneously with the execution and delivery of this Lease, deliver to the other party a copy of a Resolution of each party's Board of Directors, specifically authorizing those officers whose names are subscribed hereto to enter into this Lease Agreement. Such Resolution shall make reference to this Lease, the Demised Premises, lease term and rental reserved, shall be duty certified to by the Secretary or Assistant Secretary of said Board of Directors and shall be appended hereto as Schedules I and 2 .

    SEC. 1309. UNENFORCEABILITY. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable at law it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

    SEC. 1310. REAL ESTATE COMMISSION. Lessor and Lessee each respectively represent and warrant to the other that neither has employed the services of any real estate broker or similar agent for the purposes of procuring this Lease, other than Arizona Industrial Properties, which has been employed by and will be paid by Seller. In the event either party hereto has so employed any such other broker or agent, the party responsible for such employment shall indemnify, defend and hold the other forever harmless from and against any commissions, fees, brokerage or other compensation or for any claims for any such commission, fees, brokerage or other compensation due such other broker or agent arising out of this Agreement, and/or such employment.

    SEC. 1311. GOVERNING LAW. This Lease and the rights of the parties hereto shall be interpreted and determined in accordance with the laws of Arizona.

    SEC. 1312. ENTIRE AGREEMENT. This Lease contains the Entire Agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto about such matters.

    SEC. 1313. ADDITIONAL TERMS. The Lessor hereby covenants, represents and warrants as follows:

           a. The Demised Premises consists of approximately 51,981 square feet of land on which there has been constructed a building containing approximately 22,338 square feet.

           b. The washrooms now in the building within the Demised Premises are connected to the sewer system of the City of Tempe by a four inch sewer line.

           c. Lessor has not received any notice of any violation of any zoning ordinances, building codes or other local, state and federal statutes, codes, ordinances, laws and regulations and has no knowledge of the existence of any such violation. Required lot splits will be obtained by Lessor, and Lessor will hold Lessee harmless from Lessor's failure to so do. All equipment within the Demised Premises is in good working order at the commencement of Lessee's occupancy of the Demised Premises. A Certificate of Occupancy has been issued with respect to the Improvements on the Demised Premises.

           d. The Demised Premises are not encumbered, except as set forth in this Lease. All due and payable real property taxes have been paid.



           e. At Lessee's request, Lessor shall promptly execute and acknowledge and deliver to Lessee a Memorandum of this Lease summarizing the material terms of this Lease.

           f. Lessor's covenants, representations and warranties shall be true on and as of the date hereof, on and as of March 1, 1983 and shall survive until the end of the term of this Lease.

    SEC. 1314. EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are attached hereto and expressly made a part hereof, to wit:

           EXHIBIT A          Description of Demised Premises
           SCHEDULE 1         Lessee's Resolution
           SCHEDULE 2         Lessor's Resolution
           SCHEDULE 3         Security Deposit
           SCHEDULE 4         Options to Extend Term
           SCHEDULE 5         Additional Work to be Performed by Lessor
           SCHEDULE 6         Salt River Project Easement
           SCHEDULE 7         Early Occupancy
           SCHEDULE 8         Covenant Not to Develop


    IN WITNESS WHEREOF, said Lessor and Lessee have caused this instrument to be executed by their respective duly authorized officers, all as of the day and year first above written.



                                    CMD SOUTHWEST, INC., Lessor

                                    /s/Vice President


ATTEST:

/s/Asst. Secretary

                                    NELCO PRODUCTS, INC., Lessee

                                    /s/ EP Smoot, President



ATTEST:.

/s/Harry Linzer, Secretary





















STATE OF ILLINOIS                )
                                 )   SS
COUNTY OF COOK                   )



    I, Dorothy F. Schultz, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that James R. Rumbaugh, Vice President, and Brian L. Rieger, Asst. Secretary of the said CMD SOUTHWEST, INC., who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President, and Asst. Secretary, appeared before me this day in person and acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this 24th day of A.D. 1983.


/s/Dorothy F. Schultz
Notary Public

My Commission expires April 5, 1985




STATE OF NEW YORK             )
                              )  SS
COUNTY OF NASSAU              )


    I, Alan R. Lesh, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Harry Linzer, Secretary of the said NELCO PRODUCTS, INC., who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Secretary, appeared before me this day in person and acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this 15 day of February, A.D.
1983.


Alan R. Lesh
Notary Public


My Commission expires March 30, 1984
















STATE OF                      )
                              )   SS.
County of                     )



    I,                  , a Notary Public in and for the County and State
aforesaid, DO HEREBY CERTIFY that E. P. SMOOT, President of NELCO PRODUCTS, INC., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as their free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this
day of                   , 1983.



My Commission Expires:





State of California

County of Orange


    I, Lynette Kirker, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that E. P. Smoot, President of Nelco Products, Inc., proved to me on the basis of satisfactory evidence to be the same person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as their free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this 22 day of February, 1983.


/s/Lynette Kirker
Notary Public

My comm. expires April 27, 1984



















SCHEDULE I

LESSEE'S RESOLUTION:

                           CERTIFICATE OF RESOLUTION
                                      OF
                             NELCO PRODUCTS, INC.


    The undersigned, Harry Linzer, Secretary of Nelco Products, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby certifies that the following resolutions were duly and regularly passed and adopted in all respects as required by law and the Bylaws of the Corporation and that such resolutions are still in full force and effect and have not been revoked:
    RESOLVED, that the Corporation should, and it hereby does, approve that certain Lease made the 15th day of February, 1983, by and between CMD Southwest, Inc., an Arizona corporation, as Lessor, and the Corporation, as Lessee, for a building containing approximately 22,338 square feet located on Lot 8 and the West
    28.9 feet of Lot 9, Broadway Industrial Park Unit 4-A, as recorded in Book 228 of Maps, page 38, of the records of the Maricopa County, Arizona Recorder; and

    FURTHER RESOLVED, that E. P. Smoot, President of the Corporation, Richard Perry, Vice President/Finance of the Corporation, and Harry Linzer, Secretary of the Corporation, should be, and each of them acting alone hereby is, authorized to execute said lease on behalf of the Corporation.

    IN WITNESS WHEREOF, the undersigned has signed his name as Secretary of the Corporation on the 15 day of February, 1983.



                                    /s/ Harry Linzer




























SCHEDULE 2

LESSOR'S RESOLUTION:

To Be Provided By Lessor


                           CERTIFICATE OF RESOLUTION
                                      OF
                              CMD SOUTHWEST, INC.


    I, Brian L. Rieger, do hereby certify that I am the duly elected and qualified Assistant Secretary of CMD Southwest, Inc., an Arizona corporation, and that the following resolutions were duly adopted by consent to corporate action by the directors of said corporation, and that such resolutions are presently in full force and effect and have not been revoked:
    RESOLVED, that the Corporation should, and it hereby does, approve that certain Lease made the 15th day of February, 1983, by and between Nelco Products, Inc., a Delaware corporation, as Lessee, and the Corporation, as Lessor, for a building containing approximately 22,338 square feet located on Lot 8 and the West
    28.9 feet of Lot 9, Broadway Industrial Park Unit 4-A, as recorded in Book 228 of Maps, page 38, of the records of the Maricopa
    County, Arizona Recorder; and

    FURTHER RESOLVED, that G. G. Martin, President of the Corporation,
    J. R. Rumbaugh, Vice President of the Corporation, B. L. Rieger, Assistant Secretary of the Corporation, should be, and each of them acting alone hereby is, authorized to execute said lease on behalf of the Corporation.

    IN WITNESS WHEREOF, the undersigned has signed his name as Assistant Secretary of the Corporation this 27th day of February, 1983.



                                    /s/ Brian L. Rieger
                                        Assistant Secretary
























SCHEDULE 3

SECURITY DEPOSIT:

    Lessee has deposited the sum of Five Thousand Six Hundred Ninety-six Dollars and Nineteen Cents ($5,696.19) with the Lessor as security for the full and faithful performance by the Lessee of the terms of this Lease.
It is agreed that in the event Lessee defaults in respect of any of the terms provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other reentry by Lessor.

    In the event that Lessee shall fully and faithfully comply with the terms, provisions, covenants and conditions of the Lease, the security shall be returned to Lessee promptly after the date fixed as the end of the Lease Term and after delivery of the entire possession of the Demised Premises to Lessor.

    In the event of a sale of the Demised Premises, Lessor then has the right to transfer the security to the purchaser, and upon such purchaser's assumption, Lessor shall thereupon be released by Lessee from all liability for return of such security and Lessee agrees to look to the new Lessor solely for return of said security.






































SCHEDULE 4

OPTIONS TO EXTEND TERM:

    Lessee, at its option, may extend the term of this Lease for three (3) additional five (5) year terms by delivering irrevocable notice thereof upon the Lessor at least Six (6) Months prior to the expiration of the then existing Lease Term, and upon delivery of said notice, the term of this Lease shall be extended for said additional five (5) year period upon the same terms without further action of the parties; subject, however, to the further provisions of this SCHEDULE 4 .

RESTRICTIONS ON OPTIONS:

    Lessee may not exercise an Option if Lessee is in any way in default of any of the terms, conditions or covenants contained in this Lease beyond an applicable cure period, and the occurrence of any default by Lessee from and after the date of notice of exercise of an Option and Lessee's subsequent failure to cure said default within the applicable period, shall result in the immediate termination forever of the Options, and all rights of Lessee as set forth in this Schedule without further action of the parties and all without prejudice to the other rights of Lessor.

    The Options are for the sole benefit of the above named Lessee and shall automatically terminate upon any assignment of this Lease, sublease of the Demised Premises, or other transfer of this Lease and/or the rights of Lessee, provided however, that Lessee shall have the right to exercise only the next available option to extend the term an additional five (5) years in the event Lessee assigns or subleases this Lease, pursuant to the provisions of SEC. 1201, subject however, to the following terms and conditions:

    1) This right to exercise one (1) option to extend the term in the event of an assignment or sublease is a one time right, and shall not be applicable in the event of any subsequent assignments or subleases;

    2) Notwithstanding the provisions of Article 3 with regard to determining the Annual Net Basic Rent, the Annual Net Basic Rent during the extended term if this option is exercised following an assignment or sublease, shall be the "Market Rental", and shall be determined substantially in accordance with the procedures set forth on pages 3 and 4 of this Lease for determining Market Rental.

    3) Notwithstanding the provisions of SEC. 1202, as a condition precedent to the approval of any sublease, assignment or any other type of transfer by the Lessee to any third party of all or a portion of its interest in and to the Demised Premises pursuant to the provisions of this Lease, Lessee agrees that it will pay to the Lessor, contemporaneously with the rental payments due during the five (5) year option period, any amounts Lessee may receive in excess of the Market Rental as determined aforesaid, and in the event less than all of the Demised Premises are so subleased, assigned or transferred in any way, the Lessee shall pay to the Lessor any increase in the square foot rate of rent paid to Lessee during this option period by any third party.








SCHEDULE 5

ADDITIONAL WORK TO BE PERFORMED BY LESSOR:

    Upon execution of this Lease agreement, Lessor shall immediately undertake the installation or construction of the following improvements:

    1. Change the existing electrical service in the Building to 1,000 amps at 277/480 VT, provide a 100 amp main disconnect switch and step down transformer to serve the existing building electrical system, provide a 400 amp main disconnect switch for use by Lessee, provide two 200 amp and one 100 amp main disconnect switches for use by Lessee, switch the transformer from 208 three phase to 277/480 volt three phase and mount a transformer to service the existing power distribution panel.

    2. Construct a truck well in the location cross-hatched below, with a hinged dock plate which can be manually operated.


           Such improvements shall be deemed fixtures and shall be installed at Lessor's cost and expense and shall be completed promptly, and with due diligence, unless delayed at any time by reason of strikes, labor disputes, unavailability of materials and/or labor, governmental laws or regulations, riots, acts of a public enemy, national emergency, flood or other casualty, or other causes beyond Lessor's reasonable control. Such improvements are the property of Lessor.






































Schedule 6
                                   EASEMENT

Southwest, Inc., an Arizona corporation, CMD, a Delaware corporation for an in consideration of the sum of One Dollar, and other valuable consideration, receipt of which is hereby acknowledged, do hereby grant to the Salt River Project Agricultural Improvement and Power District, a political subdivision of the State of Arizona, its successors and assigns, the non-exclusive right, easement and privilege to construct, operate and maintain underground electrical conduits, together with its manholes, transformer pads and vaults and other appurtenances through, over, under and across the following described property:

    The West 8.5 feet of the North 25.0 feet of the South 33.0 feet of Lot 8, BROADWAY INDUSTRIAL PARK UNIT 4A, according to the plat of record in Book 228 of Maps, page 38 records of Maricopa County, Arizona.

Caution: The above described easement contains high voltage electrical equipment and notice is hereby given that the location of underground electrical conduits may vary from the locations indicated in the above description, therefore all persons who may excavate in the area must accordingly proceed with caution.

    The GRANTEE shall at all times have the right of full and free ingress and egress to said easement for the purpose heretofore specified, and the right to permit other utility companies to use the right of way jointly with the Grantee for their utility purposes.

    In the event the right, privilege and easement herein granted shall be abandoned and permanently cease to be used for the purpose herein granted, all rights herein granted shall cease and revert to the grantors, their heirs or assigns.

    The covenants and agreements

CAUTION:   The above described easement contains high voltage electrical equipment and notice Is hereby given that the location of underground electrical conduits may vary from the locations indicated in the above description,therefore all persons who may excavate in the area must accordingly proceed with caution.

    The GRANTEE shall at all times have the right of full and free ingress and egress to said easement for the purpose heretofore specified. and the right to permit other utility companies to use the right of way jointly with the Grantee for their utility purposes.

    In the event the right. privilege and easement herein granted shall be abandoned and permanently cease to be used for the purpose herein granted, all rights herein granted shall cease and revert to the grantors, their heirs or assigns.

    The covenants and agreements herein set forth shall extend and inure in favor and to the benefit of and shall be binding on the heirs, successors in ownership and estate assigns and lessees of the respective parties hereto.

IN WITNESS WHEREOF, CMD SOUTHWEST, INC. an Arizona Corporation has caused its corporate name to be signed and its corporate seal to be affixed by the undersigned officers thereunto duly authorized, this 10th day of June 1982.

                                    /s/President
State of Arizona
County of Maricopa
and notarized
SCHEDULE 7

EARLY OCCUPANCY:

    Anything herein to the contrary notwithstanding, upon execution of this Lease it is understood and agreed that the Lessee shall have the right, upon reasonable prior notice to Lessor and subject to any required approval of public authority having jurisdiction, to enter upon the Demised Premises for the purpose of preparing the premises for Lessee's occupancy, provided however that Lessee's presence shall not cause any delay or interference with Lessor's timely completion of the Improvements.



SCHEDULE 8

COVENANT NOT TO DEVELOP:

    In the event Lessor desires to develop or sell, prior to February 28, 1985, approximately 58,247 square feet of vacant land located immediately north of the Demised Premises (the "Parcel") and legally described as:

    Lots 2 and 3, Unit 4-A, Broadway Industrial Park, as recorded in Book 228 of Maps, Page 38, Maricopa County, Arizona, Records,
    EXCEPT the easternmost 162 feet of Lot 2 and the westernmost 190 feet of Lot 3,

Lessor shall first notify Lessee in writing of such desire not less than thirty (30) days prior to the date Lessor commences such development or offers the Parcel for sale. The parties acknowledge that Lessor has no obligation to sell the Parcel to Lessee, and that Lessee has no rights to acquire the Parcel or affect its development.